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                                                                    EXHIBIT 8.1

               BROCK, FENSTERSTOCK, SILVERSTEIN, MCAULIFFE & WADE, LLC
                                 One Citicorp Center
                           153 East 53rd Street, 56th Floor
                               New York, New York 10022
                                    (212) 371-2000
                                 Fax: (212) 371-5500


                                                  March 14, 1997

Radyne Corp.
5225 South 37th Street
Phoenix, Arizona 85040

         Re:  Registration Statement on Form S-1

Dear Sirs:

    We have acted as counsel for Radyne Corp. (the "Company") in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder (the "Rules"), of a Registration Statement on Form S-1, Registration No. 333-18811 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with a proposed rights offering of the Company's common stock. You have asked us to render our opinion as to matters hereinafter set forth.

    We have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other documents as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

    Based on and subject to the foregoing, the opinion attributed to us in the section entitled "Certain Federal Income Tax Consequences" in the prospectus constituting Part I of Amendment No. 1 to the Registration Statement (the "Prospectus") accurately states our opinion with respect to the matters discussed.


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Radyne Corp.
March 14, 1997
Page 2

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

                                  Very truly yours,



                                  Brock, Fensterstock, Silverstein,
                                   McAuliffe & Wade, LLC